Exhibit (j) under Form N-1A
                                             Exhibit 24 under Item 601/ Reg. S-K




     Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for the Federated International Equity Fund and Federated International Bond Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statements of Additional Information for the Federated International Equity Fund and Federated International Bond Fund in Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A, No. 2-91776) of Federated International Series, Inc., and to the incorporation by reference of our reports dated January 12, 2005 on Federated International Equity Fund and Federated International Bond Fund (the two portfolios comprising Federated International Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended November 30, 2004.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2005